Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-139210 and 333-145855) on Form S-8 of Ironclad Performance Wear Corporation and subsidiary of our report dated February 26, 2007 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of Ironclad Performance Wear Corporation and subsidiary for the year ended December 31, 2007.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 31, 2008